                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            J. P. MORGAN CHASE & CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                              13-2624428
(STATE OR OTHER JURISDICTION OF                              (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)



                             J.P. MORGAN CHASE & CO.
                                 270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                ANTHONY J. HORAN
                               CORPORATE SECRETARY
                             J.P. MORGAN CHASE & CO.
                                 270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)


                        COPIES OF ALL COMMUNICATIONS TO:
                              NEILA B. RADIN, ESQ.
                             J.P. MORGAN CHASE & CO.
                                 270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                           AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                       TITLE OF EACH CLASS OF              TO BE          OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
                    SECURITIES TO BE REGISTERED          REGISTERED            SHARE(1)             PRICE           REGISTRATION FEE
Common Stock                                          1,307,814 shares          $45.375          $59,342,060            $14,836



    (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Consolidated Tape on April 17, 2001.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                     SUBJECT TO COMPLETION, DATED APRIL __, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

[J.P. Morgan Chase & Co. logo]


1,307,814 SHARES
COMMON STOCK









The shares of our Common Stock offered by the prospectus are being offered on behalf of certain selling stockholders. We will not receive any of the proceeds from the sale of these shares.

Our common stock is listed on the New York Stock Exchange under the symbol "JPM." The last reported sale price of our common stock on April 18, 2001, was $49.05 per share.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                  The date of this Prospectus is April __, 2001

           WHERE YOU CAN FIND MORE INFORMATION ABOUT J.P. MORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of this prospectus and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

        (a) Our Annual Report on Form 10-K for the year ended December 31, 2000;

        (b) Our Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001 and January 31, 2001; and

        (c) The descriptions of our common stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING TO OR TELEPHONING US AT THE FOLLOWING ADDRESS:

                             OFFICE OF THE SECRETARY
                             J.P. MORGAN CHASE & CO.
                                 270 PARK AVENUE
                               NEW YORK, NY 10017
                                  212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                             J.P. MORGAN CHASE & CO.

J.P. Morgan Chase & Co. ("J.P. Morgan Chase") is a financial holding company incorporated under Delaware law in 1968. On December 31, 2000, J.P. Morgan & Co. Incorporated ("heritage J.P. Morgan") merged with and into The Chase Manhattan Corporation ("Chase") and upon completion of the merger, Chase changed its name to "J.P. Morgan Chase & Co." As of December 31, 2000, J.P. Morgan Chase was the second largest banking institution in the United States, with approximately $715 billion in assets and approximately $42 billion in stockholders' equity.

We are a global financial services firm with operations in over 60 countries. Our principal bank subsidiaries are The Chase Manhattan Bank ("Chase Bank") and Morgan Guaranty Trust Company New York ("Morgan Bank"), each of which is a New York banking corporation headquartered in New York City; and Chase Manhattan Bank USA, National Association, headquartered in Delaware. Our principal non-bank subsidiaries are our investment bank subsidiaries, Chase Securities Inc. ("Chase Securities") and J.P. Morgan Securities Inc. ("J.P. Morgan Securities"). We expect Chase Bank to merge with Morgan Bank and Chase Securities to merge with J.P. Morgan Securities in mid-2001. Unless the context otherwise requires, references in this prospectus to Chase Bank, Morgan Bank, Chase Securities and J.P. Morgan Securities also refer to the successor corporations in those mergers.

Our activities are internally organized, for management reporting purposes, into five major businesses: Investment Bank, Investment Management & Private Banking, Treasury & Securities Services, JPMorgan Partners and Retail Middle Market Banking. We have presented a brief description of those businesses below.

INVESTMENT BANK

The Investment Bank is a leading investment bank that meets the critical financial needs of corporations, financial institutions, governments and institutional investors around the world. The Investment Bank advises on corporate strategy and structure, raises capital, makes markets in financial instruments and offers sophisticated risk management services

INVESTMENT MANAGEMENT & PRIVATE BANKING

Our Investment Management & Private Banking businesses are leaders in the industry, with $638 billion in global assets under management and nearly 9,000 professionals worldwide as of December 31, 2000, and a local presence in more than 20 cities in the U.S. and in 36 countries as of that date. Our Investment Management products and services, which we offer to a client base of public and private institutions and retail and high net worth investors, range from traditional cash management and equity and fixed income investments to alternative asset classes such as private equity and real estate. Our Private Banking business was the largest private bank in the U.S. and the second largest worldwide as of December 31, 2000, with more than $320 billion in client assets as of that date.

TREASURY & SECURITIES SERVICES

Treasury & Securities Services maintains a leadership franchise in providing information and transaction processing services to a global client base of financial institutions, large and middle-market companies, and governments. Treasury & Securities Services includes our custody, cash management, trust and other fiduciary services businesses.

JPMORGAN PARTNERS

JPMorgan Partners serves as our principal vehicle for private equity investing. It provides equity and mezzanine capital financing to companies throughout the business development life cycle. With more than 150 investment professionals as of December 31, 2000, JP Morgan Partners is a global organization investing directly in companies in over 30 countries through its seven offices and 13 strategic relationships.

RETAIL & MIDDLE MARKET FINANCIAL SERVICES

Retail & Middle Market Financial Services serves more than 30 million consumers, small businesses and middle-market companies across the United States. Retail & Middle Market Financial Services offers a wide range of financial products and services, including regional banking, credit cards, mortgage and home finance and consumer finance services, through a diverse array of distribution channels, including the Internet and branch and ATM networks.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock offered by this prospectus.

                              SELLING STOCKHOLDERS

This prospectus constitutes part of a registration statement which we filed pursuant to a registration rights agreement dated February 21, 2001 between the selling stockholders and us relating to the shares of common stock which we issued as part of the consideration we paid for our acquisition of Colson Services Corp. on February 21, 2001. None of the selling stockholders held any office or position with us or any of our affiliates or had had any material relationship with us or our affiliates during the previous three years. Pursuant to the registration rights agreement, we have agreed to pay all reasonable fees, disbursements and expenses of registering these shares under the Securities Act, including registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses and counsel and accountants' fees and expenses. The selling stockholders will pay all discounts, commission and other compensation that are attributable to the sale of their shares. Pursuant to the registration rights agreement, we have agreed to indemnify the selling stockholders and certain other persons against certain liabilities, including liabilities under the Securities Act.

The following sets forth the name of each selling stockholder and the number of shares of common stock which may be sold by such selling stockholder pursuant to this prospectus:

                     Name                           Number of Shares
                     ----                           ----------------

           Peter Del Col                                   582,693
           Roy B. Simpson                                  305,998
           Clarke H. Ulmer                                   7,712
           Clarke H. Ulmer 2000 Qualified
              6-Year Annuity Trust                         266,734
           Roy B. Simpson, Jr.                             105,605
           Joseph P. Laudone                                13,881
           Gilbert Schlactus                                19,021
           Thomas Orrico                                     3,085
           Suzanne Hansen                                    3,085
                                                         ---------
           Total                                         1,307,814

                           DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 4,500,000,000 shares of common stock. As of February 28, 2001, we had 1,973,843,944 shares of common stock issued (including 145,796 shares held in treasury) and had reserved approximately 338,391,145 shares of common stock for issuance under various employee or director incentive, compensation and option plans.

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of our common stock.

    Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders of our preferred stock.

    Voting Rights

Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

    Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

    Miscellaneous

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not convertible into shares of any other class of our capital stock. Mellon Investor Services, LLC is the transfer agent, registrar and dividend disbursement agent for our common stock.

                              PLAN OF DISTRIBUTION

The selling stockholders intend to sell the shares owned by them during the 60 day period commencing on the date of this prospectus and ending on June __, 2001. The shares of common stock offered hereby are offered on behalf of the selling stockholders named herein and may be sold from time to time by means of
(i) ordinary brokers' transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange, Inc. or the other exchanges on which the common stock is traded (the "Exchanges"), or
(iii) a combination of any such methods of sale, or otherwise, in each case at market prices prevailing at the time of sale in the case of transactions on the Exchanges.

                                     EXPERTS

The financial statements of J.P. Morgan Chase incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

Simpson Thacher & Bartlett, New York, New York, will provide an opinion for us regarding the validity of the shares of common stock offered by this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses in connection with the issuance and distribution of the securities being registered other than sales compensation are as follows:

Registration fee - Securities and Exchange Commission....................       $ 14,836
Accountants' fees and expenses...........................................       $  7,500*
Legal fees and expenses..................................................       $  7,500*
Printing and engraving expenses..........................................       $  5,000*
Miscellaneous expenses...................................................       $  1,100*

      Total..............................................................       $ 35,936*
                                                                                =========

--------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation as a director, officer, employee or agent of in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The Restated Certificate of Incorporation of J.P. Morgan Chase & Co.(the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, the Registrant's by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

The Registrant's by-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16.  LIST OF EXHIBITS

       EXHIBIT NUMBER                          DOCUMENT DESCRIPTION
       --------------                          --------------------

             3.1               Restated Certificate of Incorporation of J.P.
                               Morgan Chase & Co. (incorporated by reference to Exhibit
                               3.1 to the Annual Report on Form 10-K for the year
                               ended December 31, 2000 of J. P. Morgan Chase & Co.).

             3.2               By-Laws of J.P. Morgan Chase & Co., as amended
                              (incorporated by reference to Exhibit 3.2 of the Annual
                               Report on Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase & Co.).

              4                Form of Certificate for shares of Common Stock
                               (incorporated by reference to Exhibit 4.3 to Amendment No.
                               1 to the Registration Statement, of The Chase Manhattan Corporation (File No. 33-64261)).

              5                Opinion of Simpson Thacher & Bartlett.*

            23.1               Consent of PricewaterhouseCoopers LLP.*

            23.2               Consent of Simpson Thacher & Bartlett (included in Exhibit 5).

             24                Powers of Attorney.*

----------------

*      Filed herewith.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on April 20, 2001.

                                     J. P. MORGAN CHASE & CO.
                                     (Registrant)

                                     By  /s/ Anthony J. Hovan
                                        ---------------------------------------
                                        (Anthony J. Horan, Corporate Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the date indicated.



                   SIGNATURE                                                   TITLE
                   ---------                                                   -----

                      *                                                President,  Chief Executive Officer and Director
-----------------------------------------                              (Principal Executive Officer)
         (William B. Harrison, Jr.)

                      *
-----------------------------------------                              Chairman of the Board and Director
         (Douglas A. Warner III)

                      *
-----------------------------------------                              Director
         (Hans W. Becherer)

                      *
-----------------------------------------                              Director
         (Riley P. Bechtel)

                      *
-----------------------------------------                              Director
         (Frank A. Bennack, Jr.)

                      *
-----------------------------------------                              Director
         (Lawrence A. Bossidy)

                      *
-----------------------------------------                              Director
         (M. Anthony Burns)

                      *                                                Director
-----------------------------------------
         (H. Laurence Fuller)

                      *
-----------------------------------------                              Director
         (Ellen V. Futter)

                      *
-----------------------------------------                              Director
         (William H. Gray III)

                      *
-----------------------------------------                              Director
         (Helene L. Kaplan)

                      *
-----------------------------------------                              Director
         (Lee R. Raymond)

                      *
-----------------------------------------                              Director
         (John R. Stafford)

                      *
----------------------------------------                               Director
         (Lloyd D. Ward)

                      *
-----------------------------------------                              Director
         (Marina V.N. Whitman)

                      *
-----------------------------------------                              Vice Chairman Finance and Risk
         (Marc J. Shapiro)                                             Management
                                                                      (Principal Financial Officer)

                      *                                                Executive Vice President and
-----------------------------------------                              Controller
         (Joseph L. Sclafani)                                         (Principal Accounting Officer)

* Anthony J. Horan hereby signs this Amendment on behalf of each of the indicated persons for whom he is attorney-in-fact on April 20, 2001 pursuant to a power of attorney filed herewith.

                                   By   /s/ ANTHONY J. HORAN
                                        ---------------------------------------
                                        (Anthony J. Horan, Corporate Secretary)



Dated:  April 20, 2001

                                  EXHIBIT INDEX

       EXHIBIT NUMBER                          DOCUMENT DESCRIPTION
       --------------                          --------------------

             3.1               Restated Certificate of Incorporation of J.P.
                               Morgan Chase & Co. (incorporated by reference to Exhibit
                               3.1 to the Annual Report on Form 10-K for the year
                               ended December 31, 2000 of J. P. Morgan Chase & Co.).

             3.2               By-Laws of J.P. Morgan Chase & Co., as amended
                              (incorporated by reference to Exhibit 3.2 of the Annual
                               Report on Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase & Co.).

              4                Form of Certificate for shares of Common Stock
                               (incorporated by reference to Exhibit 4.3 to Amendment No.
                               1 to the Registration Statement, of The Chase Manhattan Corporation (File No. 33-64261)).

              5                Opinion of Simpson Thacher & Bartlett.*

            23.1               Consent of PricewaterhouseCoopers LLP.*

            23.2               Consent of Simpson Thacher & Bartlett (included in Exhibit 5).

             24                Powers of Attorney.*

--------------------

*       Filed herewith.